EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 (relating to the registration of 446,274 ordinary shares to be issued under the Tefron Ltd. 1997 Share Option Plan) which includes a reoffer prospectus in respect of the ordinary shares registered under the 2004 registration statement of Tefron Ltd. and to the incorporation by reference therein of our report dated March 8, 2006 with respect to the consolidated financial statements of Tefron Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

                                                /s/ KOST FORER GABBAY & KASIERER
                                                --------------------------------
Tel Aviv, Israel                                 Kost Forer Gabbay & Kasierer
November 30, 2006                               A Member of Ernst & Young Global